UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2017, Heidrick & Struggles International, Inc. (the “Company”), Heidrick & Struggles (UK) Limited (the “Buyer”) and the equity holders of CoCompany Limited (the “Sellers”) entered into an Earn Out Buyout Agreement (the “Buyout Agreement”) in accordance with the terms and conditions of the Share Purchase Agreement dated October 1, 2015 by and among the Company, the Buyer, and the Sellers, as amended by a Deed of Amendment dated August 25, 2016 (the Share Purchase Agreement and the Deed of Amendment are collectively, the “Purchase Agreement”).

Pursuant to the Buyout Agreement, in accordance with the Purchase Agreement, the Company exercised its right to buy out all of the Remaining Earn Out Amounts. The Remaining Earn Out Amounts bought out are the Year 3 and Year 4 Earn Out Periods. The price paid to buy out the Remaining Earn Out Amounts was calculated in accordance with the formula set forth in the Purchase Agreement and will result in an aggregate Earn Out Buyout payment to the Sellers of $2.3 million. The payment is expected to be made on or before June 23, 2017. Sellers will release the Buyer and the Company from any obligation with respect to the Remaining Earn Out Amounts.

By exercising its right to buy out the Remaining Earn Out Amounts ahead of Year 3 and Year 4, the Company will recognize savings of approximately $1.0 million, representing the present value of the Remaining Earn Out Amounts. The Company also believes that accelerating the payment of the Remaining Earn Out Amounts will result in greater alignment of the Leadership Consulting business unit with Heidrick & Struggles’ broader strategic vision to provide top organizations around the world with integrated solutions for all of their leadership needs.

The foregoing summary of the Buyout Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Buyout Agreement, a copy of which is attached as Exhibit 2.1 to this report and in incorporated herein by reference.

The Buyout Agreement has been included to provide investors with information regarding its terms. The representations and warranties made in the Buyout Agreement were made solely for the purposes of the Buyout Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Buyout Agreement. Moreover, some of those representations and warranties may have only been true at a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between the parties rather than establishing matters of fact.

Investors are not third-party beneficiaries of the Buyout Agreement and should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Buyout Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautions about Forward-Looking Statements

This document contains forward-looking statements, including statements regarding expectations, views, opportunities, plans, strategies, beliefs and statements of similar effect relating to the Company, the Buyer, CoCompany Limited, the Buyout Agreement and the expected benefits of the transaction. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results or events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with the transaction, such as uncertainties regarding the ability to realize the expected benefits of the transaction. For a detailed discussion of risk factor impacting the Company, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other filings the Company makes with the Securities and Exchange Commission. The forward-looking statements contained in this document are made as of the date hereof, and the Company assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1 Earn Out Buyout Agreement dated June 14, 2017, by and among Heidrick & Struggles International, Inc., Heidrick & Struggles (UK) Limited, and Sharon Lee Toye, Tammy Ann Mitchell-Fisher, Catherine Elizabeth Powell, and Colin Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC. (Registrant)

Date: June 20, 2017	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer